Exhibit 5.1

1345 AVENUE OF THE AMERICAS, 11th FLOOR NEW YORK, NEW YORK 10017 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

October 26, 2023

Hancock Jaffe Laboratories, Inc.

70 Doppler

Irvine, California 92618

Re: Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to enVVeno Medical Corporation, a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended. The Registration Statement relates to the registration by the Company for resale by the selling stockholders listed in the prospectus included as a part of the Registration Statement (the “Selling Stockholders”) of up to 14,708,942 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), including (i) 3,844,704 shares of common stock issued by the Company in a private placement offering (the “Private Placement Offering”), (ii) 977,900 shares of common stock issuable upon exercise the pre-funded warrants issued by the Company in the Private Placement Offering, (iii) 4,822,604 shares of common stock issuable upon exercise of tranche A warrants issued by the Company in the Private Placement Offering, (iv) 4,822,604 shares of common stock issuable upon exercise of tranche B warrants issued by the Company in the Private Placement Offering, and (v) 241,130 shares of common stock issuable upon exercise of the warrants issued by the Company to the placement agent in connection with the Private Placement Offering as described in further detail in the prospectus (collectively, the “Warrants”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements, in connection with the Registration Statement, of Item 601(b)(5) of Regulation S-K promulgated by the Commission.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below including, without limitation: (i) the Registration Statement, as amended to date; (ii) the Certificate of Incorporation and Bylaws of the Company, each as amended to date; (iii) that certain Securities Purchase Agreement, dated October 6, 2023, by and among the Company and the Selling Stockholders; (iv) the Warrants; (v) that certain Registration Rights Agreement dated October 6, 2023, by and among the Company and the Selling Stockholders; and (vi) records of meetings and consents of the Board of Directors of the Company provided to us by the Company. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

Based upon and subject to the foregoing, we are of the opinion that (a) the shares of common stock issued by the Company in the Private Placement Offering and (b) upon due exercise of the Warrants described in (ii) through (v) in the first paragraph in accordance with the terms thereof, and when certificates for the same have been duly executed and countersigned and delivered in accordance with and pursuant to the terms of the Warrants, said Shares will be duly and validly issued, fully paid and non-assessable.

The opinions expressed herein are limited solely to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. We assume no obligation to update or supplement any of the opinion set forth herein to reflect any changes of law or fact that may occur following the date hereof.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP

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